Context Therapeutics® Strengthens Leadership Team with Appointments of Chief Financial Officer and Chief Legal Officer

-- Company Names Jennifer Minai-Azary as CFO and Announces Alex Levit as CLO --

PHILADELPHIA, PA—November 1, 2021—Context Therapeutics Inc. (Nasdaq: CNTX), a women’s oncology company developing advanced small molecule and immunotherapy treatments to transform care for hormone-driven breast and gynecological cancers, today announced the appointment of Jennifer Minai-Azary as Chief Financial Officer and the prior appointment, in April 2021, of Alex Levit as Chief Legal Officer.

“It is an exciting time for the company following our recent debut on Nasdaq and I’d like to thank Alex for all of his contributions to help make this happen. I’m also pleased to welcome Jennifer Minai-Azary to Context’s leadership team,” said Martin Lehr, Chief Executive Officer of Context. “Jennifer’s and Alex’s deep biopharma financial and legal expertise, respectively, and their proven leadership skills will be instrumental to Context as we navigate this new chapter for the company and work to deliver on our near- and long-term corporate and clinical milestones.”

Ms. Minai-Azary brings more than 20 years of finance and accounting experience to Context. Prior to joining Context, Ms. Minai-Azary served in roles of increasing responsibility at Millendo Therapeutics, culminating in chief financial officer, where she led financial operations, including guiding the company’s merger with Tempest Therapeutics, a clinical-stage oncology company. Earlier in her career, Ms. Minai-Azary was director of technical accounting at Parexel and began her career in Ernst & Young’s audit practice. Ms. Minai-Azary holds a Master of Accounting and a Bachelor of Business Administration from the University of Michigan and is a certified public accountant.

“I’m excited to join Context at this important juncture in the company’s growth and I look forward to leading the company’s finance organization,” said Ms. Minai-Azary. “I am eager to help deliver on the company’s ongoing commitment to provide patients with more therapeutic options and to drive long-term value for our shareholders.”

Mr. Levit is a seasoned legal advisor with nearly two decades of industry experience advising public and private companies. Prior to joining Context, Mr. Levit served as vice president, deputy general counsel and assistant corporate secretary of OptiNose, a publicly held specialty pharmaceutical company. Previously, Mr. Levit was associate general counsel of Teva Pharmaceuticals, a global pharmaceutical company. During his tenures at OptiNose and Teva, Mr. Levit negotiated various in-bound and out-bound licenses, collaborations, and mergers and acquisitions, as well as clinical trial agreements and supply agreements. Earlier in his career, Mr. Levit was an attorney at Reed Smith LLP. Mr. Levit currently sits on the Board of Directors of Strados Labs, a medical device company. Mr. Levit holds a J.D. from Temple University Beasley School of Law and a Bachelor of Arts in Labor & Industrial Relations from Pennsylvania State University, where he graduated from the Schreyer Honors College.

“I’m inspired by Context’s important mission to address the devastating unmet need in hormone-driven women’s cancers,” said Mr. Levit. “I look forward to collaborating with the Context leadership team and Board to contribute to Context’s growth and future success.”

About Context Therapeutics
Context Therapeutics Inc. (Nasdaq: CNTX) is a women’s oncology company developing advanced small molecule and immunotherapy treatments to transform care for hormone-driven breast and gynecological cancers. The Company’s robust clinical program for lead candidate onapristone extended release (ONA-XR) comprises three Phase 2 clinical trials and one Phase 1b/2 clinical trial in hormone-driven breast, ovarian and endometrial cancer, as well as two Phase 0 biomarker pharmacodynamic trials in breast cancer. ONA-XR is a novel small molecule under development as a complete antagonist of the progesterone receptor, a key unchecked mechanism in hormone-driven women’s cancers. The Company is headquartered in Philadelphia, PA. For more information, visit www.contexttherapeutics.com.

Forward-looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as "may," "will," "expect," "anticipate," "plan," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) the results of our clinical trials, (ii) the potential benefits of the product candidates, (iii) the likelihood data will support future development, and (iv) the likelihood of obtaining regulatory approval of our product candidates. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

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